UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 12, 2024
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)
(205) 291-3440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On April 12, 2024, Greenlight Capital Re, Ltd. (the “Registrant”) received written notice (the “Notice”) from Citibank Europe plc (“Citi”) of its decision to terminate its commitment under the $275,000,000 letter of credit facility agreement, between the Registrant’s subsidiary Greenlight Reinsurance, Ltd. ("Greenlight Reinsurance") and Citi, dated August 20, 2010, as amended (the “Facility”). Citi’s decision to terminate its commitment under the Facility was made according to either party’s right to terminate the Facility without cause if either party delivers a written notice of cancellation to the other party at least 120 days prior to the then effective termination date. Pursuant to the terms of the Facility and the Notice, Citi’s commitment under the Facility will terminate on August 20, 2024 (the “Termination Date”).

The Registrant does not intend to replace the Facility immediately since: (i) Citi has informed the Registrant that it intends to provide a $275 million facility on an uncommitted basis for the foreseeable future following the Termination Date, and (ii) Greenlight Reinsurance entered into a $200 million committed letter of credit facility with CIBC Bank USA in December 2023, as disclosed in the Registrant’s Form 8-K filed on December 27, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Faramarz Romer
Name:	Faramarz Romer
Title:	Chief Financial Officer
Date:	April 17, 2024